     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1997


                                                      REGISTRATION NO. 333-21823
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              IMC MORTGAGE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

               FLORIDA                                   6162                                 59-3350574
   (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)

                           3450 BUSCHWOOD PARK DRIVE
                              TAMPA, FLORIDA 33618
                                 (813) 932-2211
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                GEORGE NICHOLAS
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              IMC MORTGAGE COMPANY
                           3450 BUSCHWOOD PARK DRIVE
                              TAMPA, FLORIDA 33618
                                 (813) 932-2211
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                           COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO
                                       THE AGENT FOR SERVICE, SHOULD BE SENT TO:
                  PETER S. KOLEVZON, ESQ.                                      STEVEN R. FINLEY, ESQ.
             KRAMER, LEVIN, NAFTALIS & FRANKEL                               GIBSON, DUNN & CRUTCHER LLP
                     919 THIRD AVENUE                                              200 PARK AVENUE
                 NEW YORK, NEW YORK 10022                                     NEW YORK, NEW YORK 10166
                      (212) 715-9100                                               (212) 351-4000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _____________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _____________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


1.1     -- Form of Underwriting Agreement.
2.1     -- Pre-IPO Agreement between the Partnership, the General Partners and each Limited Partner.*
3.1     -- Articles of Incorporation of the Registrant, as amended.*
3.2     -- Bylaws of the Registrant, as amended.*
4.1     -- Specimen of Certificate for Common Stock.*
4.2     -- Indenture Agreement between the Partnership and Rotch Property Group Limited.*
4.3     -- Substitution Agreement between the Partnership and ContiTrade Services Corporation.*


4.4     -- Incentive Plan of the Company and related assumption agreements.*
4.5     -- Outside Directors' Option Plan of the Company and related assumption agreements.*
4.6     -- Form of Common Stock Warrant issued to ContiTrade Services Corporation.*
5.1     -- Opinion of Kramer, Levin, Naftalis & Frankel.
10.1    -- Employment Agreement dated January 1, 1996 between the Partnership and George Nicholas, as amended.*
10.2    -- Employment Agreement dated January 1, 1996 between the Partnership and Thomas G. Middleton, as amended.*
10.3    -- Employment Agreement dated January 1, 1996 between the Partnership and David MacDonald.*
10.4    -- Lease Agreements between the Partnership and CLW Realty Asset Group Inc.*
10.5    -- Share Subscription  and Shareholders'  Agreement between the  Partnership and  Foxgard Limited, Financial
           Security Assurance Holdings, Inc. and Preferred Mortgages Limited.*
10.6    -- Transfer  Agreement between  the Partnership  and  Curzon Equity  Finance Corporation  Limited,  Preferred
           Mortgages Limited, Rotch Property Group Limited, Foxgard Limited and Financial Security Assurance Holdings,
           Inc.*
10.7    --  Side letter relating  to the Share Subscription  and Shareholders' Agreement  between the Partnership and
           Foxgard Limited, Financial Security Assurance Holdings, Inc. and Preferred Mortgage Limited.*
10.8    -- Asset  Purchase Agreement  and Plan  of Reorganization  between the  Partnership, IMC  Acquisition,  Inc.,
           Mortgage Central Corp. and the shareholders of Mortgage Central Corp.*
10.9    -- Registration Rights Agreement between the Partnership and the shareholders of Mortgage Central Corp.*
10.10   -- Investment Banking Services Agreement between the Partnership and ContiTrade Services Corporation.*
10.11   -- Standby Facility  Agreement between  the Partnership and  ContiTrade Services  Corporation and Supplement
           thereto.*
10.12   -- Amended  and  Restated  Loan and  Security  Agreement  between the  Partnership  and  ContiTrade  Services
           Corporation.*
10.13   -- Secured Note from the Partnership to ContiTrade Services Corporation.*
10.14   -- Amended and Restated Custodial Agreement among  the Partnership, ContiTrade Services Corporation and Bank
           of Boston.*
10.15   -- 1995 Agreement between the Partnership and ContiTrade Services Corporation.*
10.16   -- Assignment, Assumption and  Consent Agreement among the  Partnership, ContiTrade, ContiTrade Services  LLC and First National Bank of Boston.*
10.17   -- Master Repurchase Agreement  Governing Purchase and Sales  of Mortgage Loans  between the Partnership and
           Nomura Asset Capital Corporation and related Power of Attorney.*
10.18   -- Master Repurchase Agreement between the Partnership and Nomura Securities International, Inc.*
10.19   -- Global Master Repurchase Agreement between the Partnership and Nomura Grand Cayman, Ltd.*
10.20   -- Custodial Agreement  among the Partnership,  The First National  Bank of Boston  and Nomura Asset  Capital
           Corporation.*
10.21   -- Loan and  Security Agreement between  the Partnership  and First National  Bank of  Boston and amendments thereto.*
10.22   -- Interim Loan and Security  Agreement between the Partnership and  National Westminster Bank PLC, New  York
           Branch.*
10.23   -- Custodial Agreement  among the  Partnership, National  Westminster Bank  PLC and  First National  Bank of
           Boston.*
10.24   -- Promissory Note between the Partnership and Lakeview Savings Bank.*
10.25   -- Security Agreement Collateralizing Promissory Note between the Partnership and Lakeview Savings Bank.*
10.26   -- Master Repurchase Agreement among the Partnership and Bear Stearns Home Equity Trust 1996-1.*
10.27   -- Custody Agreement among the Partnership, IMC Corporation of America, Bear Stearns Home Equity Trust 1996-1
           and Bank of Boston.*
10.28   -- Warehousing  Credit  and  Security  Agreement  among the  Partnership,  IMC  Corporation  of  America  and
           Residential Funding Corporation, as amended.`D'*


10.29   -- Custodial Agreement among the First National Bank  of Boston, the Partnership, IMC Corporation of America
           and Residential Funding Corporation.*
10.30   -- Loan and Security  Agreement between the  Partnership and Approved  Financial Corp., Approved  Residential
           Mortgage, Inc. and Armada Residential Mortgage, LLC.*
10.31   -- Loan and Security Agreement between the Partnership and Mortgage Central Corp.*
10.32   -- Custodial Agreement among the Partnership, Mortgage Central Corp. and the First National Bank of Boston.*
10.33   -- Custodial Agreement  among the  Partnership, American  Industrial Loan  Association, Approved Residential
           Mortgage, Inc., Armada Residential Mortgage, LLC and the First National Bank of Boston.*
10.34   -- Employment Agreement dated August 1, 1996 between the Registrant and Stuart D. Marvin.**
10.35   -- Asset Purchase Agreement and Plan of Reorganization between the Registrant, Mortgage America, Inc. and the shareholders of Mortgage America, Inc.***
10.36   -- First  Amendment to  the Asset  Purchase  Agreement and  Plan of  Reorganization between  the  Registrant,
           Mortgage America, Inc. and the shareholders of Mortgage America, Inc.***
10.37   -- Form of Registration  Rights Agreement between the  Registrant and the  Shareholders of Mortgage America,
           Inc.***
10.38   -- Agreement and Plan of Reorganization between the Registrant, CWB Acquisitions, Inc., CoreWest Banc and the
           shareholders of CoreWest Banc.***
10.39   -- Registration Rights Agreement between the Registrant and the shareholders of CoreWest Banc.***
10.40   -- Form of Amended and  Restated Loan Agreement between the  Registrant, the Partnership, IMC Corporation  of
           America and Nomura Asset Capital Corporation.***
10.41   -- Form of Custodial Agreement  between the Registrant, the Partnership,  IMC Corporation of America, Nomura
           Asset Capital Corporation and LaSalle National Bank.***
10.42   -- Form of Loan and Security Agreement among the  Registrant, the Partnership and The First National Bank  of
           Boston.***
10.43   -- Form of  Asset Purchase  Agreement between  the Registrant,  American Mortgage  Reduction, Inc.,  and the
           Shareholders of American Mortgage Reduction, Inc.***
10.44   -- Form of Asset Purchase Agreement between the Registrant and Equity Mortgage Co., Inc.***
10.45   -- Employment Agreement dated as of January 1, 1997 between the Registrant and Mark J. Greenberg.***
10.46   -- Form  of Warehouse  Security Agreement  among  the Registrant,  the Partnership  and GE  Capital  Mortgage
           Services, Inc.***
10.47   -- Form of Warehouse Credit Agreement among the Registrant, the Partnership and GE Capital Mortgage Services,
           Inc.***
10.48   -- Loan  and Security  Agreement among  the Registrant,  IMC  Corporation of  America, the  Partnership, IMC
           Investment Corp., CoreWest Banc and Paine Webber Real Estate Securities Inc.***
10.49   -- Custodial Agreement among the First National Bank  of Boston, the Registrant, IMC Corporation of  America,
           the Partnership, IMC Investment Corp., CoreWest Banc and Paine Webber Real Estate Securities Inc.
11.1    -- Statement re computation  of earnings per  share (See Note 4  of the Notes  to the Consolidated Financial
           Statements).***
16.1    -- Letter dated April, 1996 from Deloitte & Touche, LLP to the Registrant.*
21.1    -- Subsidiaries of the Registrant.*
23.1    -- Consent of Coopers & Lybrand L.L.P.
23.2    -- Consent of Kramer, Levin, Naftalis & Frankel (contained in Exhibit 5.1).
27.1    -- Financial Data Schedule.***
99.1    -- Third Amended and Restated Agreement of Limited Partnership.*


------------


  `D' Confidential treatment granted with respect to certain provisions.


  * Incorporated  by  reference  to  the   same  exhibit  to  the   Registrant's
    Registration Statement on Form S-1 declared effective by the Securities and Exchange Commission on June 25, 1996 (Registration No. 333-3954).

 ** Incorporated by reference to Exhibit  1 to Registrant's Quarterly Report  on
    Form 10-Q for the quarter ended September 30, 1996.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

*** Previously filed with this Registration Statement.

                            ------------------------
     (b) Financial Statement Schedules

        None

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on April 21, 1997.


                                          IMC MORTGAGE COMPANY

                                          By       /S/ THOMAS G. MIDDLETON
                                              ..................................
                                                     THOMAS G. MIDDLETON,
                                                         PRESIDENT


     Pursuant   to  the  requirements  of  the  Securities  Act  of  1933,  this
Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated on April 21, 1997.


                SIGNATURE                                      TITLE
------------------------------------------  --------------------------------------------

           /S/ GEORGE NICHOLAS              Chairman of the Board and Chief Executive
 .........................................    Officer (Principal Executive Officer)
            (GEORGE NICHOLAS)

           /S/ STUART D. MARVIN             Chief Financial Officer (Principal
 .........................................    Accounting Officer and Principal Financial
            (STUART D. MARVIN)                Officer)

           /S/ JOSEPH P. GORYEB             Director
 .........................................
            (JOSEPH P. GORYEB)

          /S/ MITCHELL W. LEGLER            Director
 .........................................
           (MITCHELL W. LEGLER)

         /S/ THOMAS G. MIDDLETON            Director
 .........................................
          (THOMAS G. MIDDLETON)

            /S/ ALLEN D. WYKLE              Director
 .........................................
             (ALLEN D. WYKLE)

                                 EXHIBIT INDEX


                                                                                                   LOCATION OF EXHIBIT
EXHIBIT                                                                                               IN SEQUENTIAL
NUMBER                                   DESCRIPTION OF DOCUMENT                                    NUMBERING SYSTEM
-------  ---------------------------------------------------------------------------------------   -------------------

1.1      -- Form of Underwriting Agreement......................................................
2.1      -- Pre IPO Agreement  between the Partnership,  the General Partners  and each Limited
            Partner*............................................................................
3.1      -- Articles of Incorporation of the Registrant, as amended*...........................
3.2      -- Bylaws of the Registrant, as amended*..............................................
4.1      -- Specimen of Certificate for Common Stock*..........................................
4.2      -- Indenture Agreement between the Partnership and Rotch Property Group Limited*......
4.3      -- Substitution   Agreement   between   the  Partnership   and   ContiTrade   Services
            Corporation*........................................................................
4.4      -- Incentive Plan of the Company and related assumption agreements*...................
4.5      -- Outside Directors' Option Plan of the Company and related assumption agreements*...
4.6      -- Form of Common Stock Warrant issued to ContiTrade Services Corporation*............
5.1      -- Opinion of Kramer, Levin, Naftalis & Frankel.......................................
10.1     -- Employment  Agreement dated  January  1, 1996  between  the Partnership  and George
            Nicholas, as amended*..............................................................
10.2     -- Employment Agreement  dated January 1,  1996 between the  Partnership and Thomas G.
            Middleton, as amended*.............................................................
10.3     -- Employment  Agreement  dated January  1,  1996  between the  Partnership  and David
            MacDonald*.........................................................................
10.4     -- Lease Agreements between the Partnership and CLW Realty Asset Group Inc.*..........
10.5     -- Share Subscription and Shareholders'  Agreement between the Partnership and Foxgard
            Limited,  Financial  Security  Assurance  Holdings,  Inc.  and  Preferred Mortgages
            Limited*...........................................................................
10.6     -- Transfer Agreement  between the  Partnership and Curzon  Equity Finance Corporation
            Limited, Preferred Mortgages Limited, Rotch Property Group Limited, Foxgard Limited
            and Financial Security Assurance Holdings, Inc.*...................................
10.7     -- Side letter relating to the  Share Subscription and Shareholders' Agreement between the Partnership and Foxgard Limited, Financial Security Assurance Holdings, Inc. and
            Preferred Mortgage Limited*........................................................
10.8     -- Asset Purchase  Agreement and Plan  of Reorganization between  the Partnership, IMC
            Acquisition, Inc., Mortgage Central  Corp. and the shareholders of Mortgage Central
            Corp.*.............................................................................
10.9     -- Registration  Rights  Agreement between  the  Partnership and the  shareholders  of
            Mortgage Central Corp.*............................................................
10.10    -- Investment  Banking  Services  Agreement  between  the  Partnership  and ContiTrade
            Services Corporation*..............................................................
10.11    -- Standby  Facility  Agreement  between  the  Partnership  and  ContiTrade   Services
            Corporation and Supplement thereto*................................................
10.12    -- Amended  and  Restated Loan  and  Security  Agreement between  the  Partnership and
            ContiTrade Services Corporation*...................................................
10.13    -- Secured Note from the Partnership to ContiTrade Services Corporation*..............
10.14    -- Amended and Restated Custodial Agreement among the Partnership, ContiTrade Services
            Corporation and Bank of Boston*....................................................
10.15    -- 1995 Agreement between the Partnership and ContiTrade Services Corporation*........
10.16    -- Assignment,  Assumption and  Consent Agreement  among the  Partnership, ContiTrade,
            ContiTrade Services LLC and First National Bank of Boston*.........................
10.17    -- Master Repurchase Agreement Governing Purchase  and Sales of Mortgage Loans between
            the  Partnership  and  Nomura  Asset  Capital   Corporation  and  related Power  of
            Attorney*..........................................................................
10.18    -- Master  Repurchase  Agreement  between   the  Partnership  and  Nomura   Securities
            International, Inc. *..............................................................

                                                                                                   LOCATION OF EXHIBIT
EXHIBIT                                                                                               IN SEQUENTIAL
NUMBER                                   DESCRIPTION OF DOCUMENT                                    NUMBERING SYSTEM
-------  ---------------------------------------------------------------------------------------   -------------------

10.19    -- Global Master Repurchase Agreement between the Partnership and Nomura Grand Cayman,
            Ltd*...............................................................................
10.20    -- Custodial Agreement  among the Partnership,  The First National  Bank of Boston and
            Nomura Asset Capital Corporation*..................................................
10.21    -- Loan and Security Agreement between the  Partnership, First National Bank of Boston and Nomura Asset Capital Corporation and amendments thereto*.......................
10.22    -- Interim Loan and Security Agreement between the Partnership and National Westminster
            Bank PLC, New York Branch*.........................................................
10.23    -- Custodial Agreement among the Partnership,  National Westminster Bank PLC and First
            National Bank of Boston*...........................................................
10.24    -- Promissory Note between the Partnership and Lakeview Savings Bank*.................
10.25    -- Security  Agreement Collateralizing  Promissory  Note between  the  Partnership and
            Lakeview Savings Bank*.............................................................
10.26    -- Master Repurchase Agreement among the Partnership and Bear Stearns Home Equity Trust
            1996-1*.............................................................................
10.27    -- Custody Agreement among  the Partnership, IMC Corporation  of America, Bear Stearns
            Home Equity Trust 1996-1 and Bank of Boston*.......................................
10.28    -- Warehousing Credit and Security Agreement among the Partnership, IMC Corporation of
            America and Residential Funding Corporation, as amended`D'*........................
10.29    -- Custodial Agreement among  the First National Bank  of Boston, the Partnership, IMC
            Corporation of America and Residential Funding Corporation*........................
10.30    -- Loan and  Security Agreement between  the Partnership and  American Industrial Loan
            Association, Approved  Residential Mortgage,  Inc. and Armada Residential Mortgage,
            LLC*...............................................................................
10.31    -- Loan and Security Agreement between the Partnership and Mortgage Central Corp.*....
10.32    -- Custodial Agreement among  the Partnership, Moorp.  and the First  National Bank of
            Boston*............................................................................
10.33    -- Custodial Agreement  among the  Partnership, American Industrial Loan  Association,
            Approved Residential Mortgage, Inc., Armada Residential Mortgage, LLC and the First
            National Bank of Boston*...........................................................
10.34    -- Employment  Agreement dated  August 1,  1996 between  the Registrant and Stuart  D.
            Marvin.**..........................................................................
10.35    -- Asset Purchase Agreement and Plan of Reorganization between the Registrant, Mortgage
            America, Inc. and the Shareholders of Mortgage America, Inc.***.....................
10.36    -- First Amendment to the Asset Purchase  Agreement and Plan of Reorganization between the Registrant,  Mortgage America,  Inc. and  the Shareholders of Mortgage America,
            Inc.***............................................................................
10.37    -- Form of Registration Rights Agreement between the Registrant and the Shareholders of
            Mortgage America, Inc.***..........................................................
10.38    -- Agreement and Plan of Reorganization between the Registrant, CWB Acquisitions, Inc.,
            CoreWest Banc and the Shareholders of CoreWest Banc***..............................
10.39    -- Registration  Rights  Agreement  between the  Registrant  and  the  Shareholders of
            CoreWest Banc***...................................................................
10.40    -- Form of Amended and Restated Loan Agreement between the Registrant, the Partnership,
            IMC Corporation of America and Nomura Asset Capital Corporation***..................
10.41    -- Custodial  Agreement between  the Registrant,  the Partnership, IMC Corporation  of
            America, Nomura Asset Capital Corporation and LaSalle National Bank***.............
10.42    -- Form of Loan and Security Agreement  among the Registrant, the Partnership, and The
            First National Bank of Boston***...................................................
10.43    -- Form  of Asset  Purchase  Agreement between  the  Registrant and  American Mortgage
            Reduction, Inc. and the Shareholders of American Mortgage Reduction***.............

                                                                                                   LOCATION OF EXHIBIT
EXHIBIT                                                                                               IN SEQUENTIAL
NUMBER                                   DESCRIPTION OF DOCUMENT                                    NUMBERING SYSTEM
-------  ---------------------------------------------------------------------------------------   -------------------

10.44    -- Form of Asset  Purchase Agreement between  the Registrant and  Equity Mortgage Co.,
            Inc.***............................................................................
10.45    -- Employment Agreement dated as of January 1, 1997 between the Registrant and Mark J.
            Greenberg***.......................................................................
10.46    -- Form of Warehouse Security  Agreement among the Registrant,  the Partnership and GE
            Capital Mortgage Services, Inc.***.................................................
10.47    -- Form of  Warehouse Credit  Agreement among the  Registrant, the  Partnership and GE
            Capital Mortgage Services, Inc.***.................................................
10.48    -- Loan and Security Agreement  among the Registrant, IMC  Corporation of America, the
            Partnership, IMC  Investment  Corp.,  CoreWest  Banc and Paine Webber  Real  Estate
            Securities Inc.***.................................................................
10.49    -- Custodial Agreement among  the First National  Bank of Boston,  the Registrant, IMC
            Corporation of  America, the  Partnership, IMC  Investment Corp., CoreWest Banc and
            Paine Webber Real Estate Securities Inc............................................
11.1     -- Statement re  computation of earnings  per share  (See Note 4  of the  Notes to the
            Consolidated Financial Statements)***..............................................
16.1     -- Letter dated April, 1996 from Deloitte & Touche, LLP to the Registrant*............
21.1     -- Subsidiaries of the Registrant*....................................................
23.1     -- Consent of Coopers & Lybrand L.L.P.................................................
23.2     -- Consent of Kramer, Levin, Naftalis & Frankel (contained in Exhibit 5.1)............
27.1     -- Financial Data Schedule***.........................................................
99.1     -- Third Amended and Restated Agreement of Limited Partnership*.......................




------------


  `D' Confidential treatment granted with respect to certain provisions.


  * Incorporated  by  reference  to  the   same  exhibit  to  the   Registrant's
    Registration Statement on Form S-1 declared effective by the Securities and Exchange Commission on June 25, 1996 (Registration No. 333-3954).

 ** Incorporated by reference to Exhibit 1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

*** Previously Filed with this Registration Statement.



                              STATEMENT OF DIFFERENCES
                              ------------------------


The dagger symbol shall be expressed as ........... `D'